Weintraub LAW GROUP PC
Business and Corporate Finance

10085 CARROLL CANYON ROAD, SUITE 230
SAN DIEGO, CALIFORNIA 92131

TELEPHONE (858) 566-7010
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RICK@WEINTRAUBLAWGROUP.COM

September 2, 2021

Artificial Intelligence Technology Solutions Inc.
10800 Galaxie Avenue
Ferndale, Michigan 48220

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

Weintraub Law Group P.C. ("we" and "our") have acted as special counsel to Artificial Intelligence Technology Solutions Inc. a corporation duly incorporated under the laws of the State of Nevada (the "Company"), in connection with the Registration Statement on Form S-3 being filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Securities Act"), relating to the registration of up to $30,000,000 aggregate amount of:

(i) shares of the Company's common stock, $0.00001 par value per share (the "Common Stock");
(ii) warrants to purchase shares of the Common Stock ("Warrants"); and
(iii) units consisting of shares of the Common Stock and Warrants (the "Units").

The Common Stock, the Warrants and the Units are collectively referred to in this letter as the "Securities."

Unless otherwise specified in the applicable prospectus supplement, the Warrants will be issued under a warrant agreement (the "Warrant Agreement") to be entered into between the Company and a warrant agent (the "Warrant Agent"), in the form that has been or will be filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits to the Registration Statement, the articles of incorporation of the Company, as amended to the date to the date of this letter (the "Charter"), the bylaws of the Company, as amended to the date of this letter (the "Bylaws"), and the resolutions (the "Resolutions") adopted by the board of directors of the Company (the "Board") relating to the Registration Statement. In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, and (v) the completeness in all material respects of all records and other information made available to us by the Company on which we have relied. As to all

questions of fact material to this opinion, we have relied without independent investigation or verification upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto; we have not performed or had performed any independent research of public records. Moreover, we have assumed the accuracy and completeness of certificates, letters, other comparable documents and oral and written statements from public officials and officers and representatives of the Company dated before the date of this letter.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth in this letter, we are of the opinion that:

1. With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable when:

(i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act;

(ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(iii) the Board or a duly authorized committee of the Board shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and

(iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value of the Common Stock or, if any such shares of Common Stock are to be issued in uncertificated form, the Company's books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration for the Common Stock in an amount not less than the par value of the Common Stock.

2. With respect to an offering of Warrants covered by the Registration Statement, each such issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when:

(i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act;

(ii) a prospectus supplement with respect to such issue of Warrants and the Common Stock issuable upon the exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement;

(iv) the Board or a duly authorized committee of the Board shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; and

(v) certificates representing such Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers of the Warrants against payment of the agreed consideration for the Warrants.

3. With respect to an offering of Units covered by the Registration Statement, the Units will constitute valid and binding obligations of the Company when:

(i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act;

(ii) a prospectus supplement with respect to such issue of Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(iii) the Board or a duly authorized committee of the Board shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution, delivery, issuance and sale of such Units;

(iv) to the extent the issuance and sale of any Common Stock or Warrants are a component of the Units, the actions described in paragraphs 1 and 2 above, as applicable, shall have been taken; and

(v) certificates representing such Units shall have been duly executed, countersigned and registered and shall have been duly delivered to the purchasers of the Units in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration for the Units.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law that may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, and (ii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating to the Registration Statement;

(ii) the execution, delivery and performance by the Company of the Warrant Agreement and the issuance sale and delivery of the Securities will not (A) contravene or violate the Charter or Bylaws, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization of the issuance, sale and delivery of the Securities by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(vi) the Charter and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further assumed that the Warrant Agreement and Units will be governed by the laws of the State of Nevada.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth in this letter (each, an "Instrument"), we have assumed, to the extent relevant to the opinions set forth in this letter, that (i) each party to the Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) the Instrument has been duly authorized, executed and delivered by each party to the Instrument; and (iii) the Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party to the Instrument.

This opinion letter is limited to the Revised Nevada Statutes. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

The opinion expressed in this letter is rendered as of the date of this letter and is based on existing law, which is subject to change. Where our opinion expressed in this letter refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date of this letter and such future date. We do not undertake to advise the SEC or any other third-party of any changes in the opinion expressed in this letter from matters

that may hereafter arise or be brought to our attention or to revise or supplement our opinion if the current laws of any jurisdiction are changed by legislative action, judicial decision, or otherwise.

Our opinion expressed in this letter is limited to the matters expressly stated in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus that is part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC.
Respectfully,

Weintraub Law Group P.C.

/s/ Richard A. Weintraub

Richard A. Weintraub, Esq.